Exhibit 10.2

Second Modification to Amended and Restated Loan and Security Agreement

This **Second Modification to Amended and Restated Loan and Security Agreement** (this "Modification") is entered into by and between **microHelix, Inc.** and **Moore Electronics, Inc.** (individually and collectively "Borrower") and **BFI Business Finance** ("Lender") as of this **22nd day of December, 2005**, at **San Jose, California**.

RECITALS

A. Lender and Borrower have previously entered into or are concurrently herewith entering into a **Amended and Restated Loan and Security Agreement** (the "Agreement") dated **April 5, 2005**.

B. Lender and Borrower may have previously executed one or more Modifications to **Amended and Restated Loan and Security Agreement** (the "Previous Modification(s)").

C. Borrower has requested, and Lender has agreed, to modify the Agreement as set forth below.

AGREEMENT

For good and valuable consideration, the parties agree as set forth below:

1. Incorporation by Reference. The Agreement and the Previous Modification(s), if any, as modified hereby and the Recitals are incorporated herein by this reference.

2. Effective Date. The terms of this Modification shall be in full force and effect as of **December 22, 2005**.

3. Modification to Agreement. The Agreement is hereby modified to amend and restate the section(s) referenced below:

[restate any section affected by a change in its entirety making needed changes]

> **Section 10.7.** Borrower shall not change Borrower's name, Federal Employer Identification Number, business structure, or identity, or add any new fictitious name. To that effect, Borrower shall not do business under any name other than **microHelix, Inc.or Moore Electronics, Inc.**, Borrower's correct legal name, unless Borrower has provided to Lender evidence that it has taken such legal steps required with respect to fictitious or assumed names under the applicable laws of the jurisdictions in which Borrower is located and/or does business. Lender has received acceptable documentation indicating that Borrower will be doing business under the following additional name(s): **1) microHelix, 2) MEI, 3) QSS Consulting, or 4) MicroCoax Assembly Solutions.**

4. Fee. At the time of execution of the Modification, Borrower agrees to pay a one-time fee in the amount of ———N/A——— **and 00/100 Dollars ($———n/a———)**.

5. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Agreement remain in full force and effect.

6. Integration. This is an integrated Modification and supersedes all prior negotiations and agreements regarding the subject matter hereof. All amendments hereto must be in writing and signed by the parties.

IN WITNESS WHEREOF, the parties have executed this **Second Modification to Amended and Restated Loan and Security Agreement** as of the date first set forth above.

BFI Business Finance	**microHelix, Inc.**
/s/ David Drogos	/s/ Ty Pettit
By: David Drogos	By: Tyram H. Pettit
Its: President	Its: President